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                                                                   Exhibit 10.14

                              COOPERATION AGREEMENT

         THIS COOPERATION AGREEMENT dated the 30th day of May, 2003 is entered into by and between ENSYN PETROLEUM INTERNATIONAL LTD., a Delaware corporation having offices at the City of Boston, Massachusetts 02116 (hereinafter called "Ensyn"), and IVANHOE ENERGY (USA) INC., a Nevada corporation having offices at the City of Bakersfield, California (hereinafter called "Ivanhoe").

         WHEREAS, Ensyn and its Affiliates are constructing the Pilot Project;

         WHEREAS, Ensyn and Ivanhoe entered into the Project Agreement; and

         WHEREAS, pursuant to the Project Agreement, Ensyn may install the Pilot Project at an Ivanhoe Site, or Ensyn may install the Pilot Project at an Alternate Site.

         NOW, THEREFORE, in consideration of the Parties' mutual promises and agreements and subject to the terms and conditions set forth below, the Parties agree as follows:

         1. DEFINITIONS. In this Agreement, including the recital, unless there is something in the subject matter or the context inconsistent therewith, the following terms shall have the following meanings:

         "AFFILIATE" means, in respect to a Party, a Person which controls, is controlled by, or is under common control with, such Party and, for the purposes of this definition, "CONTROL" means the direct or indirect ability, in the case of a corporation, to vote sufficient shares of the corporation to elect a majority of the directors thereof and, in the case of other Persons, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting of securities, by contract or otherwise. Notwithstanding the foregoing, it is understood and agreed that ITS ENSYN LLC, a Delaware limited liability company, shall be considered an Affiliate of Ensyn for purposes of this Agreement.

          "AGREEMENT" means this Cooperation Agreement, together with any amendments to or replacements of or substitutions for this Agreement.

         "AI EXCLUSIVE PERIOD" has the meaning of that term provided in Section 3(a) of this Agreement.

         "ALTERNATE SITE" means a site that is not owned or controlled by Ivanhoe.

          "AREAS OF INTEREST" has the meaning of that term provided in Section 3(a) of this Agreement.

         "BPD" means barrels per day.

         "BARREL" means 0.15891 cubic meters.

         "BUSINESS DAY" means any day on which banks are generally open to transact commercial business in the State of Delaware, excluding any Saturday, Sunday or statutory holiday in Delaware

         "BUSINESS INFORMATION" has the meaning of that term provided in Section 2(f) of this Agreement.

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         "BUSINESS PLAN" has the meaning of that term provided in Section 2(f)
of this Agreement.

          "CONFIDENTIAL INFORMATION" means with respect to a Party, as the case may be, any and all information of a confidential nature of such Party, and of the Affiliates of such Party and of the shippers and customers of such Party or its Affiliates, whether received in writing, verbally or through observation, including without limitation, all data and information relating to the Pilot Project and any process, technology or system relating thereto, and the design, construction, operation, maintenance or any aspect of the Pilot Project, including Pilot Project plans, production characteristics and testing results related thereto and use of the RTP(TM) with respect to the Pilot Project.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated July 14, 2002 by and among Ivanhoe and its subsidiaries and affiliates and Ensyn Group, Inc. and Ensyn Technologies Inc.

         "EFFECTIVE DATE" means the date first set forth above.

         "EXCLUSIVITY EXTENSION PREPAYMENT" has the meaning of that term provided in Section 2(g) of this Agreement.

         "FORCE MAJEURE" shall mean any act of God, accident, explosion, fire, storm, earthquake, flood, drought, riot, embargo, civil commotion, war, act of war, labor dispute or disruption, or any other circumstance or event beyond the reasonable control of the Party relying upon such circumstance or event.

          "INFORMATION PERIOD" has the meaning of that term provided in Section 2(f) of this Agreement.

         "INTELLECTUAL PROPERTY" means any or all of the following:

                  (a) all Canada, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;

                  (b) trade secrets and proprietary information, including trade secrets and proprietary information that are inventions (whether patentable or not), invention disclosures, improvements, know how, technology, technical data, results of experiments, formulae, specifications, procedures and tests;

                  (c) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto;

                  (d) all industrial designs and any registrations and applications therefor;

                  (e) all trade names, logos, common law trade-marks and service marks, and all trade-mark and service mark registrations and applications therefor and all goodwill associated therewith;

                  (f) any rights similar, corresponding or equivalent to, and all documentation related to, any of the foregoing.

         "IVANHOE ANALYSIS" has the meaning of that term provided in Section 2(f) of this Agreement.

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          "IVANHOE DATA" has the meaning of that term provided in Section 2(f)
of this Agreement.

         "IVANHOE RESULTS DATE" means the date on which Ensyn provides Ivanhoe with the results of the Ivanhoe Testing.

         "IVANHOE SITE" means a site controlled by Ivanhoe in the State of California.

         "IVANHOE TESTING" means upgrading petroleum supplied by Ivanhoe by use of the Technology and supplying the results of such upgrading to Ivanhoe, including assays and other data and information regarding the characteristics of such petroleum and the upgraded product produced therefrom.

         "NOTICE DEADLINE" means December 31, 2003.

         "OPERATING COSTS" shall include all costs for activities necessary for the operation of the Project, including labor, raw materials, utilities, insurance costs, replacement parts and maintenance. It is understood and agreed that "OPERATING COSTS" will not include any allocations for depreciation or the capital costs of the RTP(TM) equipment.

         "OTHER FIELDS" has the meaning of that term provided in Section 2(f) of this Agreement.

          "OWNER" means the owner of the Alternate Site at which the Pilot Project is sited.

         "PARTIES" means the parties to this Agreement, and "PARTY" means one of them.

         "PERSON" means any individual, corporation, limited liability company or other legal entity and also includes partnerships, whether limited or general, and any trust.

         "PILOT PROJECT" means a pilot project for Ensyn to demonstrate the commercial viability of the Technology to partially upgrade bitumen and heavy oil.

         "PREPAID LICENSE FEE" has the meaning of that term provided in Section 2(f) of this Agreement.

         "PROJECT AGREEMENT" means the Project Agreement dated the 18th day of March, 2003 between Ivanhoe and Ensyn.

         "PROJECT DATA" has the meaning of that term provided in Section 2(e) of this Agreement.

          "PROJECT DATA PERIOD" has the meaning of that term provided in Section 2(e) of this Agreement.

         "RTP(TM)" means Ensyn's patented Rapid Thermal Pyrolysis technology and its related Intellectual Property, including that having U.S. Patent No. 5,792,340.

         "TECHNOLOGY" means (a) RTP(TM), as improved, developed, modified, expanded or refined from time to time, (b) any Intellectual Property rights relating to any Production, and (c) any and all other Intellectual Property rights dealing with rapid pyrolysis technology owned by or licensed to Ensyn.

         "TESTING NOTICE" has the meaning of that term provided in Section 2(d) of this Agreement.

         "THIRD PARTIES" means Persons other than Ensyn or Ivanhoe, and "THIRD PARTY" means one of them.

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         2. COOPERATION. In the event that Ensyn installs the Pilot Project on an Alternate Site, the Parties agree as follows:

         (a) Subject to Ensyn obtaining any necessary approvals, including that of the Owner, at the request of Ensyn, Ivanhoe agrees to provide up to twenty
(20) hours per month of consulting services with respect to the Pilot Project for a 12-month period commencing on August 1, 2003, with such services consisting of evaluating construction and Operating Costs of the Pilot Project and preparing reports with respect thereto

         (b) Ivanhoe agrees to fund one-half of the cost of a study to be performed by Purvin & Gertz, with Ivanhoe's portion not to exceed Seven Thousand, Five Hundred and 00/100 ($7,500.00) Dollars, to analyze and evaluate the market in the State of California for RTP(TM) upgraded products produced in the amount of one thousand (1,000), three thousand (3,000) and ten thousand (10,000) bpd.

         (c) Ivanhoe agrees that, at Ensyn's request, it will deliver petroleum to the Alternate Site for a 24-hour test on the Pilot Project (i.e., up to 250 barrels) and, in such case, will pay, within thirty (30) days of Ensyn providing an invoice with respect thereto, an amount equal to one-half of the cost of assays and evaluations for the products produced from such petroleum. Ensyn will provide Ivanhoe with the results of such testing, including assays and other data and information regarding the characteristics of such petroleum and the upgraded product produced therefrom.

         (d) If Ivanhoe delivers notice to Ensyn no later than the Notice Deadline in the form attached hereto as Appendix "A" that Ivanhoe requires Ensyn to operate the Pilot Project for a period of up to seven (7) days for the Ivanhoe Testing of petroleum delivered to the Alternate Site by Ivanhoe ("Testing Notice") and Ivanhoe delivers such petroleum to the Alternate Site, Ensyn shall perform such testing at a time reasonably agreed upon by the Parties, but in no case later than June 30, 2004 unless the parties otherwise agree in writing. In such case, Ivanhoe agrees to pay Ensyn within thirty (30) days of Ensyn providing an invoice with respect thereto, an amount equal to all Operating Costs of the Pilot Project during such period, as well as for the cost of assays and evaluations for the products produced from such petroleum. Provided that Ivanhoe gives Ensyn and the Owner reasonable notice and agrees to ensure that persons visiting the Alternate Site adhere to the safety and other reasonable requirements of Ensyn and the Owner, Ivanhoe has the right to visit the Alternate Site during the Ivanhoe Testing and to visit the Alternate Site with Third Parties with the prior approval of Ensyn, which approval shall not be unreasonably withheld. It is understood and agreed that any Third Parties visiting the Alternate Site at the request of Ivanhoe shall be required by Ivanhoe to deliver to Ensyn a written acknowledgement of their familiarity with the provisions of the Confidentiality Agreement and their agreement to be bound by such provisions.

         (e) Subject to any confidentiality or nondisclosure agreements with Third Parties, if Ivanhoe delivers the Testing Notice to Ensyn by the Notice Deadline, during the period beginning on the date on which Ivanhoe provides the Testing Notice to Ensyn ("Notice Date") and ending six months after the Ivanhoe Results Date ("Project Data Period"), Ivanhoe shall have access to any and all data with respect to the operation of the Pilot Project and the products produced at the Pilot Project, including data with respect to the Ivanhoe Testing ("Project Data") to enable Ivanhoe to understand the operation of the Pilot Project and to analyze the economics of the Pilot Project and future facilities at which the RTP(TM) technology may be utilized, including an Ivanhoe Site. Notwithstanding the preceding sentence, it is understood and agreed that Ivanhoe may share the results from the Ivanhoe Testing with Third Parties provided that any Third Parties to whom Ivanhoe gives access to such data that constitutes Confidential Information within the meaning of such term in the Confidentiality Agreement shall be required by Ivanhoe to deliver to Ensyn a written acknowledgement of their familiarity with the provisions of the Confidentiality Agreement and their agreement to be bound by such provisions.

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         (f) It is understood that prior to or during discussions with Third
Parties, at its own expense, Ivanhoe will have completed an analysis of the oil proposed to be the raw material, the characteristics of the upgraded product based on testing, the markets for the upgraded product, and transportation studies regarding delivery of the products to the market ("Ivanhoe Analysis"). If Ivanhoe delivers the Testing Notice, as soon as it is available, but in no case later than the end of the Project Data Period, Ivanhoe shall also deliver the Ivanhoe Analysis to Ensyn, as well as data substantiating the initiation of discussions with Third Parties, including information regarding, and identification of, specific sites and the progress of such discussions ("Ivanhoe Data").

         If Ivanhoe delivers the Testing Notice to Ensyn, Ivanhoe also agrees that during the period from the Notice Date to the date that is one (1) year after the Ivanhoe Results Date ("Information Period"), in addition to providing Ensyn with the Ivanhoe Analysis and the Ivanhoe Data, Ivanhoe may obtain and prepare information regarding the economics and other business considerations, including preparing pro formas of the economics related to upgrading and selling oil, with respect to certain oil fields or other areas in Peru and Oman that are owned by others and which may be acquired by Ivanhoe ("Other Fields"), at which the RTP(TM) could be utilized with the approval of Ensyn, ("Business Information") so that the Parties can develop a business plan for such fields ("Business Plan"). The Business Plan shall also consider, if agreed to by the Parties, the possibility that the Pilot Project could be installed and operated at an Ivanhoe Site for an extended period of time or that the Technology would be offered by Ensyn and Ivanhoe jointly to Third Parties for use at the Other Fields, with Ivanhoe providing operating expertise and guidance to such Third Parties. Such Third Parties may include foreign national or private oil companies with which Ivanhoe has contacts and/or experience, provided that Ensyn, in its sole discretion, is satisfied regarding the protection of the Intellectual Property.

         It is recognized that Ensyn's basic terms for the installation and use of the Technology are (i) Ensyn's cost in manufacturing the equipment (materials and labor) plus 25%, and (ii) a one-time prepaid license fee ("Prepaid License Fee") calculated as $500 per barrel of the maximum daily oil throughput capacity of installed RTP(TM) equipment. However, if the Pilot Project is to be operated by Ivanhoe on an Ivanhoe Site, the terms therefor will be negotiated by the Parties. The parameters for the financial terms for the utilization of the Technology at Other Fields shall be negotiated in the Business Plan. Such terms include (i) responsibility for obtaining funding for the RTP(TM) equipment, (ii) ownership of the facilities, (iii) the Prepaid License Fee, and (iv) an agreed running royalty based upon the daily volume in barrels per day of treated oil produced in a facility utilizing the Technology or some other or additional type of participation arrangement. The Business Plan will also provide the basis for Ivanhoe to purchase the RTP(TM) facilities for the Other Fields, which shall be determined on a "most favored nations" basis for a period of time to be negotiated by the Parties and based on the purchase price and license fees paid for similar RTP(TM) facilities of Ensyn in the vicinity of the Other Fields.

         Notwithstanding any other provision of this Agreement, the Parties understand and agree that no representations or guarantees are being made by either of the Parties regarding the rights, obligations or intention of the Parties to go forward with respect to any of the transactions analyzed and discussed in this Section 2(f). Specifically, neither Party is obligated to enter into binding agreements regarding the initial or permanent installation of the Pilot Project, or the utilization of the Technology at the Other Fields.

         3. THIRD PARTY LIMITATIONS AND ACTIVITIES.

         (a) ENSYN. Ensyn agrees that, during the period from the Effective Date through the Notice Deadline, it will not negotiate nor enter into business transactions with Third Parties with respect to the development of RTP(TM) projects in Peru and/or Oman or the sale of RTP(TM) equipment to be used in Peru and/or Oman, provided that Ivanhoe has complied with the terms of this Agreement.

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         If Ivanhoe delivers the Testing Notice to Ensyn by the Notice Deadline, then Ensyn agrees that it will not negotiate nor enter into business transactions with Third Parties with respect to the development of RTP(TM) projects in the country or countries for which the Testing Notice was delivered (i.e., Peru and/or Oman) or the sale of RTP(TM) equipment to be used in the country or countries for which the Testing Notice was delivered (i.e., Peru and/or Oman) during the period from the Notice Deadline through the end of the Information Period. However, it is understood and agreed that, subject to the foregoing language with respect to the period prior to the end of Information Period, Ensyn is, and shall be, free to negotiate and enter into business transactions with respect to RTP(TM) projects outside of Peru and Oman and the sale of RTP(TM) equipment to be used outside of Peru and Oman. Further, if Ivanhoe does not deliver the Testing Notice to Ensyn by the Notice Deadline, Ensyn shall be free to negotiate and enter into business transactions with respect to RTP(TM) projects inside or outside of Peru and Oman and the sale of RTP(TM) equipment to be used inside or outside of Peru and Oman without restriction or limitation.

         If Ivanhoe delivers the Testing Notice to Ensyn by the Notice Deadline and, by the end of the Information Period, (i) delivers the Ivanhoe Analysis, the Ivanhoe Data and the Business Information to Ensyn, and (ii) identifies to Ensyn the specific projects (i.e., working fields or undeveloped oil reserves) in Peru and Oman at which it is interested in utilizing the Technology ("Areas of Interest"), then Ensyn agrees that it will not negotiate nor enter into business transactions with Third Parties with respect to the development of RTP(TM) projects in the Areas of Interest in the country or countries for which the Business Information was delivered (i.e., Peru and/or Oman) or the sale of RTP(TM) equipment to be used in the Areas of Interest in the country or countries for which the Business Information was delivered (i.e., Peru and/or
Oman) during the period from the end of the Information Period to the first anniversary of the Information Period ("AI Exclusive Period"). However, it is understood and agreed that, subject to the foregoing language with respect to the Information Period, Ensyn is, and shall be, free to negotiate and enter into business transactions with respect to RTP(TM) projects outside of the Areas of Interest and the sale of RTP(TM) equipment to be used outside of the Areas of Interest without restriction or limitation. Further, if Ivanhoe does not timely perform the obligations described in the first sentence of this paragraph, Ensyn shall be free to negotiate and enter into business transactions with respect to RTP(TM) projects inside or outside of Peru and Oman and the sale of RTP(TM) equipment to be used inside or outside of Peru and Oman without restriction or limitation.

         Ivanhoe will have the option of extending the AI Exclusive Period for an Area of Interest for a period of one (1) year by prepaying Ensyn 5% of the Prepaid License Fee on a 10,000 barrel per day plant with $500/daily bbl of capacity (i.e., $250,000 for each Area of Interest) ("Exclusivity Extension Prepayment") at the end of the Information Period. Any Exclusivity Extension Prepayment will be offset by Ivanhoe's out-of-pocket expenses, other than salaries of Ivanhoe's employees, in pursuing opportunities for applying the Technology in the Areas of Interest.

         Following the payment of the Exclusivity Extension Prepayment and the resulting extension of the AI Exclusive Period in one or more of the Areas of Interest, Ivanhoe will have the option of extending the AI Exclusive Period for another year for such one or more Areas of Interest by prepaying 10% of the Prepaid License Fee on a 10,000 barrel per day plant with $500/daily bbl of capacity (i.e., $500,000 for each Area of Interest) at the end of the extended AI Exclusive Period. Any such prepayment will be offset by Ivanhoe's out-of-pocket expenses, other than expenses offset against the Exclusivity Extension Prepayment and salaries of Ivanhoe's employees, in pursuing opportunities for applying the Technology in the Areas of Interest. If Ivanhoe is successful in going forward with an RTP(TM) project in the Areas of Interest hereunder, Ensyn will have the option to participate in such project on a ground floor for an interest equal to Ivanhoe's.

         If Ivanhoe does not pursue or is not successful in the Areas of Interest during the AI Exclusive Period, including extensions thereof, Ensyn will be free to pursue the application of the Technology in the Areas of Interest by itself or with Third Parties, including negotiating and

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entering into business transactions with respect to RTP(TM) projects in the
Areas of Interest and selling RTP(TM) equipment to be used in the Areas of Interest. In such case, if Ivanhoe has paid the Exclusivity Extension Prepayment and Ensyn is successful in negotiating with Third Parties an RTP(TM) project in the Areas of Interest within four (4) years from the Effective Date, then Ivanhoe will have the option to participate in such project on a ground floor basis for an interest equal to Ensyn's.

        Subject to the foregoing limitations with respect to Peru and Oman and with respect to the Areas of Interest, nothing in this Agreement shall prevent Ensyn from conducting separate activities or joint activities with others or entering into any arrangements with Third Parties without restriction or limitation. It is further understood and agreed that, subject to the foregoing limitations with respect to Peru and Oman and with respect to the Areas of Interest, Ensyn has the right to engage in business and enter in transactions with other companies, in California or elsewhere, without restriction or limitation, including developing RTP(TM) projects and selling RTP(TM) equipment, and that this Agreement does not, and shall not, restrict or limit such right unless the Parties agree otherwise in other definitive agreements.

       (b) IVANHOE. Without limiting Ivanhoe's rights and obligations hereunder, Ivanhoe shall not be obligated to exclusively use the Technology in its operations, and shall be free to use, alternatively or additionally, technology developed by Third Parties. It is also understood that Ivanhoe has complete freedom to enter into transactions with other companies in California or elsewhere, without restriction or limitation; regarding utilizing alternative technology to RTP(TM).

         4. PROJECT DATA AND INTELLECTUAL PROPERTY. The Project Data shall be and remain the property of Ensyn. Patent rights for any Intellectual Property developed with respect to the Pilot Project or the RTP(TM) shall vest fully and unconditionally in Ensyn, and Ensyn shall have the sole and exclusive right to pursue patent protection to such Intellectual Property.

         5. CONFIDENTIALITY. Ivanhoe and Ensyn recognize that the carrying out of the terms of this Agreement will require the exchange and transfer of Confidential Information between the Parties, including Pilot Project operating data or product related data, whether produced by one of the Parties or by a Third Party; it is therefore agreed that the Confidential Information will be considered to be Confidential Information supplied by the Parties pursuant to the Confidentiality Agreement.

         6. AGREEMENTS WITH ALTERNATE SITE OWNER. The parties understand and agree that this Agreement is subject to, and shall not interpreted in such manner as contravenes, the provisions in any agreements between Ensyn and the Owner with respect to the Pilot Project and the data therefrom, including any confidentiality or nondisclosure agreements or provisions and any provisions regarding access to the Alternate Site. Ivanhoe acknowledges that, notwithstanding any other provision of this Agreement, it understands that it is intended that the Pilot Project shall be installed on the Alternate Site for no more than eighteen (18) months and operated on the Alternate Site for no more than 180 days.

         7. ARBITRATION.

         (a) DISPUTES OR DISAGREEMENTS. All disputes or disagreements between the Parties arising under or in connection with this Agreement will be resolved in accordance with this Section 7. The Parties shall attempt to resolve any dispute or disagreement by face-to-face meetings prior to resorting to any additional process.

         (b) MEDIATION. To the extent that any dispute or disagreement is not resolved by face-to-face meetings within thirty (30) days, the Parties will use all commercially reasonable efforts to resolve and finally settle all claims and disputes referred to in Section 6(a) through mediation by an independent Third Party mediator chosen by the disputing Parties. Each of the Parties agrees that during any mediation process it will provide reasonable access to an officer

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with requisite decision-making authority for and on its behalf. The mediation process will be completed within thirty (30) days following a request for mediation by any one of the Parties. Each Party will bear its own costs of the mediation, except that costs of the mediator will be borne equally between the Parties.

         (c) ARBITRATION. Any claim or dispute not resolved by mediation within the time period prescribed in Section 7(b) will be settled by binding arbitration in accordance with the following:

             (i) an arbitration will be commenced by a Party giving a written notice to the other Party containing a statement of the issue in dispute, a description of the claim being made and a statement that a dispute is being submitted to arbitration. The arbitration will be held in Wilmington, Delaware pursuant to the rules of the American Arbitration Association before a single arbitrator who is knowledgeable in the petroleum processing industry. The Parties will appoint the arbitrator by agreement within fifteen (15) Business Days after the notice commencing the arbitration, failing which the arbitrator will be appointed by the American Arbitration Association in Delaware upon application by either Party. The arbitrator's decision and award will be final and binding and may be entered in any court having jurisdiction over the enforcement of such award. The arbitrator will not have the power to award any damages excluded by or in excess of any damage limitations expressed in this Agreement or any subsequent written agreement between the Parties. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief in accordance with the rules of equity;

             (ii) while the arbitrator will generally determine, in accordance with the rules of the American Arbitration Association, the procedure to be followed in connection with an arbitration, the Parties agree that each will have the right to carry out examinations in aid of discovery of, and in respect of, each of the other Parties in connection with such arbitrated dispute and such examination in aid of discovery will be conducted pursuant to the rules of Delaware's Court of Chancery as though such arbitration proceeding were a litigation proceeding; and

             (iii) in the final award, the arbitrator may award costs in accordance with the rules of Delaware's Court of Chancery as if the arbitration were a trial of a matter before such court.

         8. MISCELLANEOUS.

         (a) HEADINGS; PARTY DRAFTING. The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and to the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary. Each Party acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

         (b) INCLUDING. When the word "including", or any other form of that word is used herein, it shall in all cases be deemed to mean "including without limitation".

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         (c) INDUSTRY USAGE. Terms and expressions used in this Agreement, but not specifically defined herein which have generally accepted meanings in custom and usage in the United States petroleum industry will have such meanings used herein.

         (d) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (without regard to the choice of laws provisions thereof) and the Parties hereto agree to irrevocably attorn to the jurisdiction of the courts of the State of Delaware and agree that any proceedings taken in respect of this Agreement shall be taken in such courts and in no other.

         (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, it is understood and agreed that this Agreement shall not modify, amend or change the provisions of the Confidentiality Agreement.

         (f) NOTICES. Any notice required to be given under the terms hereof shall be given by a Party in writing by delivering such notice to the Party to which it is to be given at the address below or at such other existing address as such Party may provide in writing to the other Party in lieu thereof in accordance with this Section:

         In the case of Ivanhoe:

                  Ivanhoe Energy
                  1200 Discovery Drive, Suite 301
                  Bakersfield, CA 93389-9279
                  Attention:  Leon Daniel

                  with a copy to:
                  Ivanhoe Energy
                  1200 Discovery Drive, Suite 301
                  Bakersfield, CA 93389-9279
                  Attention: Robert Coffey

         In the case of Ensyn:

                  Ensyn Petroleum International Ltd.
                  20 Park Plaza, Suite 434
                  Boston, Massachusetts 02116
                  Attention:  Chief Operating Officer

                  with a copy to:
                  Ensyn Group, Inc.
                  Gurdwara Road, Suite 210
                  Ottawa, Ontario
                  Canada K2E 1A2
                  Attention:  President

         (g) CURRENCY. Unless otherwise indicated, any reference in this Agreement to dollars shall be to United States dollars.

         (h) WAIVER. Failure by any Party to insist in any one or more instances upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any Party of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving Party.

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         (i) SEVERABILITY AND RENEGOTIATION. The unlawfulness or invalidity or unenforceability of any provision in this Agreement or of any covenant herein contained on the part of any Party shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and the Parties hereby undertake to renegotiate in good faith, with a view of concluding arrangements as nearly as possible the same as those herein contained.

         (j) AMENDMENTS. No term or provision hereof may be amended except by an instrument in writing signed by each of the Parties.

         (k) ASSIGNMENT. Ensyn may not assign this Agreement, except to an Affiliate, without the prior written consent of Ivanhoe, which consent may not be unreasonably withheld. Ivanhoe may not assign this Agreement, except to an Affiliate, without the prior written consent of Ensyn, which consent may not be unreasonably withheld. In the case of an assignment by either Party, the assigning Party shall retain full responsibility to the non-assigning Party for all of the assigning Party's obligations arising out of this Agreement.

         (l) FORCE MAJEURE. Each Party shall be excused for any failure of delay in performing any of its obligations under this Agreement, if such failure or delay is caused by Force Majeure, provided that such Party shall (i) promptly notify the other Party in writing of the occurrence or circumstance upon which it intends to rely to excuse its performance, (ii) immediately resume performance after the cause of delay is removed, and (iii) use all commercially reasonable efforts to minimize the duration of such delay. Neither Party to this Agreement shall be entitled to the benefit of this Section 7(l) to the extent that the failure or delay in performing its obligations under this Agreement was caused solely by (i) the negligence of the Party claiming suspension, or (ii) such Party's lack of funds. In any case, a Party may not rely on an event of Force Majeure for a period of more than sixty (60) days from the commencement of such event.

         (m) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original, but such counterparts together shall constitute but one and the same instrument.

         (n) FAXED COPIES. A faxed copy or telecopy of this Agreement shall have the same force and effect as an originally executed copy of this Agreement.

         (p) NO PARTNERSHIP. Nothing in this Agreement or in the relationship of the Parties hereto shall be construed as in any sense creating a partnership or joint venture among the Parties or as giving to any Party any of the rights or subjecting any Party to any of the creditors of the other Party.

         (q) INDEPENDENT CONTRACTOR. In the performance of its obligations under this Agreement, each of the Parties, including its directors, officers, employees, agents and consultants, shall be that of an independent contractor and shall in no circumstances be construed to be an employee, agent or fiduciary of the other Party or have their right to make commitments for or on behalf of the other Party, except as specifically permitted under this Agreement.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                       IVANHOE ENERGY (USA) INC.

                                       By: /s/ C. R. Coffey
                                           -------------------------------

                                       Name: C.R. Coffey
                                             -----------------------------

                                       Title: V.P. Operations
                                              ----------------------------


                                       ENSYN PETROLEUM
                                       INTERNATIONAL LTD.

                                       By: /s/ R. Graham
                                           -------------------------------

                                       Name: R. Graham
                                             -----------------------------

                                       Title: President
                                              ----------------------------


                                       11